EXECUTION COPY






                               $5,000,000,000


                            AMENDED AND RESTATED
                              CREDIT AGREEMENT


                         dated as of April 28, 1997


                                   among


                      Sears Roebuck Acceptance Corp.,


                          The Banks Listed Herein,


                 Morgan Guaranty Trust Company of New York,
                                 as Agent,

                         The Chase Manhattan Bank,
                         as Senior Managing Agent,

                   The Managing Agents Referred to Herein

                                    and

               The Co-Arrangers, Co-Agents and Lead Managers
                             Referred to Herein

                        TABLE OF CONTENTS


                                                             Page

                              ARTICLE 1
                        Definitions

          Section 1.01.  Definitions                            1
          Section 1.02.  Accounting Terms and Determinations . 16

                              ARTICLE 2
                        The Credits

          Section 2.01.  Commitments to Lend                   16
          Section 2.02.  Notice of Committed Borrowing . . . . 19
          Section 2.03.  Money Market Borrowings . . . . . . . 19
          Section 2.04.  Notice to Banks; Funding of Loans . . 23
          Section 2.05.  Notes . . . . . . . . . . . . . . . . 24
          Section 2.06.  Mandatory Termination of Commitments and
                 Repayment of Loans. . . . . . . . . . . . . . 25
          Section 2.07.  Interest Rates. . . . . . . . . . . . 25
          Section 2.08.  Facility Fee. . . . . . . . . . . . . 29
          Section 2.09.  Optional Termination or Reduction of
                 Commitments . . . . . . . . . . . . . . . . . 29
          Section 2.10.  Method of Electing Interest Rates . . 29
          Section 2.11.  Optional Prepayments. . . . . . . . . 31
          Section 2.12.  General Provisions as to Payments . . 31
          Section 2.13.  Funding Losses. . . . . . . . . . . . 32
          Section 2.14.  Computation of Interest and Fees. . . 33
          Section 2.15.  Taxes . . . . . . . . . . . . . . . . 33
          Section 2.16.  Regulation D Compensation . . . . . . 36
          Section 2.17.  Optional Increase in Commitments. . . 36

                              ARTICLE 3
                        Conditions

          Section 3.01.  Effectiveness of Amendment            38
          Section 3.02.  Borrowings. . . . . . . . . . . . . . 39

                              ARTICLE 4
              Representations and Warranties

          Section 4.01.  Corporate Existence and Power         40
          Section 4.02.  Corporate and Governmental Authorization; No
                 Contravention . . . . . . . . . . . . . . . . 40
          Section 4.03.  Binding Effect. . . . . . . . . . . . 41
          Section 4.04.  Financial Information . . . . . . . . 41
          Section 4.05.  Litigation. . . . . . . . . . . . . . 42
          Section 4.06.  Compliance with ERISA . . . . . . . . 42
          Section 4.07.  Environmental Matters . . . . . . . . 42
          Section 4.08.  Taxes . . . . . . . . . . . . . . . . 42
          Section 4.09.  Subsidiaries. . . . . . . . . . . . . 42
          Section 4.10.  Full Disclosure . . . . . . . . . . . 43

                              ARTICLE 5
                         Covenants

          Section 5.01.  Information                           43
          Section 5.02.  Maintenance of Property; Insurance. . 45
          Section 5.03.  Conduct of Business and Maintenance of
                 Existence . . . . . . . . . . . . . . . . . . 46
          Section 5.04.  Compliance with Laws. . . . . . . . . 46
          Section 5.05.  Letter Agreement. . . . . . . . . . . 46
          Section 5.06.  Negative Pledge . . . . . . . . . . . 46
          Section 5.07.  Consolidations, Mergers and Sales
                  of Assets                                    48
          Section 5.08.  Use of Proceeds . . . . . . . . . . . 48
          Section 5.09.  Subsidiary Debt . . . . . . . . . . . 48
          Section 5.10.  Fixed Charge Coverage . . . . . . . . 49
          Section 5.11.  Debt. . . . . . . . . . . . . . . . . 49

                              ARTICLE 6
                         Defaults

          Section 6.01.  Events of Default                     49
          Section 6.02.  Notice of Default . . . . . . . . . . 51

                              ARTICLE 7
                         The Agent

          Section 7.01.  Appointment and Authorization         52
          Section 7.02.  Agent and Affiliates. . . . . . . . . 52
          Section 7.03.  Action by Agent . . . . . . . . . . . 52
          Section 7.04.  Consultation with Experts . . . . . . 52
          Section 7.05.  Liability of Agent. . . . . . . . . . 52
          Section 7.06.  Indemnification . . . . . . . . . . . 53
          Section 7.07.  Credit Decision . . . . . . . . . . . 53
          Section 7.08.  Successor Agent . . . . . . . . . . . 53
          Section 7.09.  Agent's Fee . . . . . . . . . . . . . 53
          Section 7.10.  Senior Managing Agent, Managing Agents,
              Co-Arrangers, Co-Agents and Lead Managers. . . . 53

                              ARTICLE 8
                  Change in Circumstances

          Section 8.01.  Basis for Determining Interest Rate Inadequate
                                               or Unfair . . . 54
          Section 8.02.  Illegality. . . . . . . . . . . . . . 54
          Section 8.03.  Increased Cost and Reduced Return . . 55
          Section 8.04.  Base Rate Loans Substituted for Affected Fixed
                 Rate Loans. . . . . . . . . . . . . . . . . . 57
          Section 8.05.  Substitution of Bank. . . . . . . . . 58

                              ARTICLE 9
                       Miscellaneous

          Section 9.01.  Notices                             . 58
          Section 9.02.  No Waivers. . . . . . . . . . . . . . 59
          Section 9.03.  Expenses; Documentary Taxes; Indemnification59
          Section 9.04.  Sharing of Set-offs . . . . . . . . . 59
          Section 9.05.  Amendments and Waivers. . . . . . . . 60
          Section 9.06.  Successors and Assigns. . . . . . . . 60
          Section 9.07.  Collateral. . . . . . . . . . . . . . 62
          Section 9.08.  Governing Law; Submission to Jurisdiction62
          Section 9.09.  Counterparts; Integration . . . . . . 63
          Section 9.10.  Restrictions on Transfers . . . . . . 63
          Section 9.11.  Confidentiality . . . . . . . . . . . 63
          Section 9.12.  WAIVER OF JURY TRIAL. . . . . . . . . 64

          Initial Pricing Schedule

          Exhibit A - Note

          Exhibit B - Notice of Committed Borrowing

          Exhibit C - Notice of Interest Rate Election

          Exhibit D - Money Market Quote Request

          Exhibit E - Invitation for Money Market Quotes

          Exhibit F - Money Market Quote

          Exhibit G - Opinion of Counsel for the Borrower

          Exhibit H - Opinion of Special Counsel for the Agent

          Exhibit I - Assignment and Assumption Agreement

          Exhibit J - Terms of Subordination

          Exhibit K - Extension and/or Repricing Agreement



                              CREDIT AGREEMENT
AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 28, 1997 among SEARS ROEBUCK ACCEPTANCE CORP., the BANKS listed on the signature pages hereof, the SENIOR MANAGING AGENT, MANAGING AGENTS, CO-ARRANGERS, CO-AGENTS and LEAD MANAGERS referred to herein and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

 Certain of the parties hereto have entered into a Credit Agreement dated as of June 28, 1996 and wish, upon satisfaction of the conditions set forth in Section 3.01 hereof and effective upon the Amendment Effective Date referred to below, to amend and restate such Credit Agreement as set forth herein (such amendment and restatement, the "Amendment"; and such Credit Agreement, as in effect from time to time prior to the Amendment Effective Date, as amended and restated by the Amendment as of the Amendment Effective Date and as further amended from time to time thereafter, this "Agreement"). The parties hereto accordingly agree as follows:

                              ARTICLE 1
                          Definitions

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

"Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

"Account" means an open-end charge plan for specified Persons, maintained by Sears or an Affiliate of Sears.

"Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

"Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

"Affiliate" of a given Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person.

"Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

"Agreement" has the meaning set forth in the second introductory paragraph hereof.

"Amendment" has the meaning set forth in the second introductory paragraph hereof.

"Amendment Effective Date" means the date the Amendment becomes effective in accordance with Section 3.01.

"Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

"Assessment Rate" has the meaning set forth in Section 2.07(b).

"Assignee" has the meaning set forth in Section 9.06(c).

"Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

"Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

"Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

"Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

"Borrower" means Sears Roebuck Acceptance Corp., a Delaware corporation, and its successors.

"Borrower's 1996 Form 10-K" means the Borrower's annual report on Form 10-K for 1996, as filed with the Commission pursuant to the Exchange Act (excluding the exhibits thereto).

"Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans and a "Fixed Rate Borrowing" is a Borrowing comprised of Fixed Rate Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

"CD Base Rate" has the meaning set forth in Section 2.07(b).

"CD Loan" means (i) a Committed Loan which bears interest at a rate determined with reference to the CD Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

"CD Margin" means, for any Bank and at any time, (i) if such Bank has not theretofore become a party to any Extension and/or Repricing Agreement, a rate per annum determined in accordance with the Initial Pricing Schedule and (ii) if such Bank has theretofore become a party to one or more Extension and/or Repricing Agreements, a rate per annum determined in accordance with the Pricing Schedule attached to the most recent Extension and/or Repricing Agreement to which such Bank is a party.

"CD Reference Banks" means Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank and Union Bank of Switzerland.

"Co-Agents" means each Bank listed on the signature pages hereof as a Co-Agent, each in its capacity as co-agent hereunder.

"Co-Arrangers" means each Bank listed on the signature pages hereof as a Co-Arranger, each in its capacity as co-arranger hereunder.

"Commission" means the Securities and Exchange Commission.

"Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09 or increased from time to time pursuant to Section 2.17.

"Committed Loan" means a loan made by a Bank pursuant to Section 2.01.

"Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

"Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries for such period.

"Consolidated Stockholder's Equity" means as of any date the total stockholder's equity of the Borrower and its Consolidated Subsidiaries, plus the amount of any SRAC Subordinated Debt, as of such date.

"Consolidated Subsidiary" means at any date any Subsidiary or other Person the accounts of which are consolidated with those of the Borrower in its consolidated financial statements as of such date.

"Consolidated Tangible Net Worth" means at any date the Consolidated Stockholder's Equity less the consolidated Intangible Assets of the Borrower and its Consolidated Subsidiaries, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected as an asset on the consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1996 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary and (ii) all unamortized debt discount and expense to the extent reflected as an asset on a consolidated statement of financial position of Borrower and its Consolidated Subsidiaries, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

"Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money properly recordable as a liability on the financial statements of such Person, (ii) all obligations of such Person, properly recordable as a liability on the financial statements of such Person, evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property except trade accounts payable arising in the ordinary course of business, (iv) the net present value of future minimum lease payments under capital leases, (v) all direct recourse payment obligations of such Person in respect of any accounts receivable sold by such Person, (vi) all Debt (as defined in clauses (i) through (v) above) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt (as defined in clauses (i) through (vi) above) of others Guaranteed by such Person; provided that SRAC Subordinated Debt shall not be deemed to be Debt for the purpose of determining the Debt of the Borrower.

"Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

"Designated Default" means (x) any Event of Default, (y) any event or condition which, with the giving of notice or lapse of time or both, would become an Event of Default (other than any event or condition referred to in clause (e) or (f) of Section 6.01) or (z) any event or condition that entitles the holder of any Material SRAC Debt or Material Company Material Debt, or any Person acting on any such holder's behalf, to accelerate the maturity thereof (but in the case of any event or condition referred to in clause (e) of Section 6.01, only after the expiration of the three Domestic Business Day period referred to in such clause (e)).

"Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized by law to close.

"Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

"Domestic Loans" means CD Loans or Base Rate Loans or both.

"Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

"Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

"Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or other governmental restrictions relating to the protection of the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the generation, processing, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes, or the clean-up or other remediation thereof.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

"ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

"Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

"Euro-Dollar Lending Office" means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

"Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a rate determined with reference to the London Interbank Offered Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

"Euro-Dollar Margin" means, for any Bank and at any time, (i) if such Bank has not theretofore become a party to any Extension and/or Repricing Agreement, a rate per annum determined in accordance with the Initial Pricing Schedule and (ii) if such Bank has theretofore become a party to one or more Extension and/or Repricing Agreements, a rate per annum determined in accordance with the Pricing Schedule attached to the most recent Extension and/or Repricing Agreement to which such Bank is a party.

"Euro-Dollar Reference Banks" means the principal London offices of Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank and Union Bank of Switzerland.

"Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

"Event of Default" has the meaning set forth in Section 6.01.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Extending Bank" has the meaning set forth in Section 2.01(b).

"Extension and/or Repricing Agreement" has the meaning set forth in Section 2.01(b).

"Extension and/or Repricing Request" has the meaning set forth in Section
2.01(b).

"Extension/Repricing Effective Date" has the meaning set forth in Section
2.01(b).

"Facility Fee Rate" means, for any Bank and at any time, (i) if such Bank has not theretofore become a party to any Extension and/or Repricing Agreement, a rate per annum determined in accordance with the Initial Pricing Schedule and (ii) if such Bank has theretofore become a party to one or more Extension and/or Repricing Agreements, a rate per annum determined in accordance with the Pricing Schedule attached to the most recent Extension and/or Repricing Agreement to which such Bank is a party.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

"Fixed Charge Coverage Ratio" means, for any period, the Borrower's ratio of earnings to fixed charges, determined for such period in accordance with
Item 503(d) of Regulation S-K promulgated by the Commission, as in effect on the date hereof.

"Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or any combination of the foregoing.

"Group of Loans" means at any time a group of Committed Loans consisting of
(i) all Loans which are Base Rate Loans at such time, (ii) all Loans which are CD Loans having the same Interest Period at such time or (iii) all Loans which are Euro-Dollar Loans having the same Interest Period at such time; provided that, if Loans of any particular Bank are converted to or made as Base Rate Loans pursuant to Section 8.02 or 8.04, such Loans shall be included in the same Group or Groups of Loans from time to time as they would have been in if they had not been so converted or made.

"Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt (as defined in clauses (i) through (vi) of the definition of Debt) of any other Person or in any manner providing for the payment of any such Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.

"Initial Pricing Schedule" means the Schedule attached to this Agreement identified as such.

"Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of Borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter (or such other number of months thereafter as the Borrower, the Agent and all the Banks may agree), as the Borrower may elect in the applicable Notice; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period which begins before and would otherwise end after the latest Termination Date of any Bank, as in effect on the first day of such Interest Period, shall end on such latest Termination Date as so in effect.

     (2) with respect to each CD Loan, a period commencing on the date of Borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter (or such other number of days thereafter as the Borrower, the Agent and all the Banks may agree), as the Borrower may elect in the applicable Notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which begins before and would otherwise end after the latest Termination Date of any Bank, as in effect on the first day of such Interest Period, shall end on such latest Termination Date as so in effect.

     (3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) in the case of any Bank, any Interest Period which would otherwise end after the Termination Date of such Bank, as in effect on the first day of such Interest Period, shall end on such Termination Date as so in effect.

     (4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

          (b) in the case of any Bank, any Interest Period which would otherwise end after the Termination Date of such Bank, as in effect on the first day of such Interest Period, shall end on such Termination Date as so in effect.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

"Lead Managers" means each Bank listed on the signature pages hereof as a Lead Manager, each in its capacity as lead manager hereunder.

"Letter Agreement" means the letter agreement dated September 28, 1984 between the Borrower and Sears, as amended as of October 17, 1991, and as the same may further be amended from time to time in accordance with the terms thereof and of Section 5.05.

"LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to
Section 2.03.

"Lien" means (i) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of any asset recorded as such on the financial statements of the Borrower or any Subsidiary or (ii) the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to any asset recorded as such on the financial statements of the Borrower or any Subsidiary.

"Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

"London Interbank Offered Rate" has the meaning set forth in Section
2.07(c).

"Managing Agent" means each Bank listed on the signature pages hereof as a Managing Agent, each in its capacity as managing agent hereunder.

"Margin Stock" has the meaning set forth in Regulation U.

"Material Company" means any of the Borrower, any Subsidiary, Sears, any Person of which Sears is a subsidiary or any Material Sears Subsidiary.

"Material Company Material Debt" means any Debt or Debts of any Material Company other than the Borrower or any Subsidiary, arising in one or more related or unrelated transactions, in an aggregate principal amount not less than $100,000,000.

"Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $75,000,000.

"Material Sears Subsidiary" means any Sears Subsidiary having consolidated total assets in excess of $6,000,000,000 at the time of any determination of its status hereunder.

"Material SRAC Debt" means any Debt or Debts or SRAC Subordinated Debt of the Borrower and/or one or more Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount not less than $50,000,000 (other than the Loans).

"Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

"Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

"Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

"Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

"Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

"Money Market Margin" has the meaning set forth in Section 2.03(d).

"Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

"Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

"New Termination Date" has the meaning set forth in Section 2.01(b).

"Non-Extending Bank" has the meaning set forth in Section 2.01(b).

"Non-U.S. Bank" shall mean any Bank other than a Bank that is organized under the laws of the United States or any State thereof or the District of Columbia.

"Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto (either immediately before giving effect to the Amendment or after giving effect thereto), evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

"Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

"Notice of Interest Rate Election" has the meaning set forth in Section
2.10.

"Obligor" means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

"Parent" means, with respect to any Bank, any Person controlling such Bank.

"Participant" has the meaning set forth in Section 9.06(b).

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

"Pricing Schedule" means the Initial Pricing Schedule or, with respect to any Extension and/or Repricing Agreement, the Schedule attached thereto identified as such.

"Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

"Receivable" means, at any date, any amounts owing at such date by the Obligors under an Account, including, without limitation, amounts owing for the payment of goods and services, cash advances, if applicable, finance charges and other charges, if any.

"Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Relevant Pricing" has the meaning set forth in Section 2.01(b).

"Required Banks" means at any time Banks having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66-2/3% of the aggregate unpaid principal amount of the Loans.

"Revolving Credit Period" means, for any Bank, the period from and including the Effective Date to and including the Termination Date for such Bank.

"Sears" means Sears, Roebuck and Co., a New York corporation, and its successors.

"Sears Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by Sears or one or more other Sears Subsidiaries, or by Sears and one or more other Sears Subsidiaries, provided that any such securities or other ownership interests held in a fiduciary capacity for others, or as portfolio investments, by Sears (to the extent it engages in a financial or insurance business) or by any Sears Subsidiary engaged in the insurance business or a financial business shall be disregarded for purposes of this definition.

"Senior Managing Agent" means each Bank listed on the signature pages hereof as a Senior Managing Agent, each in its capacity as senior managing agent hereunder.

"SRAC Preferred Stock" means at any time one or more series of preferred stock of the Borrower outstanding at such time; provided that (i) neither the voluntary or involuntary liquidation preference nor the redemption price of all such preferred stock outstanding at any time shall exceed $150,000,000 and (ii) the terms of such preferred stock shall not grant voting rights to the holders thereof to elect members of the board of directors of the Borrower except the right to elect not more than the lesser of two members or 25% of the members of such board upon the failure of the Borrower to pay dividends or similar contingency.

"SRAC Subordinated Debt" means any indebtedness for borrowed money of the Borrower to any of (w) Sears, (x) a Wholly-Owned Subsidiary of Sears, (y) a corporation of which Sears is a Wholly-Owned Subsidiary or (z) a Wholly-Owned Subsidiary of a corporation described in clause (y) above, evidenced by notes or other evidences of indebtedness for borrowed money which is made subordinate and junior in right of payment to the Notes and such other indebtedness for borrowed money of the Borrower as may be specified (whether expressly or by category) in the instruments evidencing such indebtedness (the Notes and all other obligations of the Borrower hereunder and such other indebtedness of the Borrower to which the SRAC Subordinated Debt is subordinate and junior being herein called "Superior Debt") by provisions no less favorable to the holders of the Superior Debt than those set forth in Exhibit J.

"Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

"Termination Date" means, for any Bank, April 22, 2002 or such later date to which the Termination Date for such Bank shall have been extended pursuant to Section 2.01(b), or in any case if any such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date for such Bank shall be the next preceding Euro-Dollar Business Day.

"Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

"Wholly-Owned Subsidiary" of a given Person means any Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the given Person or one or more other Wholly-Owned Subsidiaries or by the given Person and one or more other Wholly-Owned Subsidiaries.

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with U.S. generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited financial statements delivered to the Banks by the Borrower pursuant to this Agreement; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change after the date hereof in such generally accepted accounting principles (which, for purposes of this proviso shall include the generally accepted application or interpretation thereof) on the operation of such provision (or if the Agent notifies the Borrower that the Required Banks wish to amend any such provision for such purpose), then such provision shall be interpreted and the Borrower's compliance with such provision shall be determined, and all accounting determinations with respect thereto shall be made, on the basis of such generally accepted accounting principles in effect immediately before the relevant change in such generally accepted accounting principles became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Banks.

                              ARTICLE 2
                          The Credits

      Section 2.01. Commitments to Lend. (a) Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Revolving Credit Period for such Bank in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $75,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans (to the extent permitted by Section 2.11) and reborrow at any time during the Revolving Credit Period under this Section.

          (b) Extension of the Termination Date and Modification of Pricing for Extending Banks.

          (i) If no Default shall have occurred and be continuing at such time, then not more than once during each calendar year, the Borrower may request an extension of the Termination Date and/or modification of pricing of the Commitment and Loans of each Bank by delivering to the Agent a notice thereof (an "Extension and/or Repricing Request"), setting forth (x) the proposed effective date of the provisions of such Extension and/or Repricing Request (for any such request, the "Extension/Repricing Effective Date"), which shall be a date not less than 40 days and not more than 90 days after the date of such notice, and in any event not later than the latest Termination Date then in effect, (y) to the extent part of such request, the proposed new Termination Date (for any such request, the "New Termination Date"), which shall be not later than the fifth anniversary of the proposed Extension/Repricing Effective Date (subject in any case to the definition of Termination Date), and (z) to the extent part of such request, the proposed new Euro-Dollar Margin, CD Margin and Facility Fee Rate (any of the foregoing margins or rates included in any such request, the "Relevant Pricing") for Banks accepting such Extension and/or Repricing Request, whereupon the Agent shall promptly send a copy of such Extension and/or Repricing Request to each of the Banks. Each Bank will use its best efforts to respond to such Extension and/or Repricing Request, whether affirmatively (by executing and delivering to the Agent an Extension and/or Repricing Agreement substantially in the form of Exhibit K and effective as of the relevant Extension/Repricing Effective Date (each, an "Extension and/or Repricing Agreement")) or negatively, as it may elect in its discretion, within 30 days after receipt of such Extension and/or Repricing Request (or if later, 30 days prior to the proposed Extension/Repricing Effective Date). Any Bank which declines to accept an Extension and/or Repricing Request (including by its failure to execute and deliver to the Agent an Extension and/or Repricing Agreement, which shall be deemed to be a refusal to accept such Extension and/or Repricing Request) will, from and after the date at which it so declines or refuses to accept such Extension and/or Repricing Request until a date (if any) on which, in response to a subsequent Extension and/or Repricing Request, such Bank executes an Extension and/or Repricing Agreement, be deemed a "Non-Extending Bank", and will continue to have the same Termination Date and Relevant Pricing as in effect immediately prior to the sending of such Extension and/or Repricing Request. Each Bank that is not at the relevant time of determination a Non-Extending Bank will be deemed an "Extending Bank".

          (ii) If less than all Banks respond affirmatively to any Extension and/or Repricing Request by the date for acceptance referred to above, then the Borrower shall have the right to replace each Bank that does not elect to become a party to a relevant Extension and/or Repricing Agreement with a substitute bank or banks that will agree to accept such Extension and/or Repricing Request (which may be one or more of the Banks) and purchase the Note and assume the Commitment of such Non-Extending Bank pursuant to Section 9.06(c). Any Bank which declines to accept an Extension and/or Repricing Request hereby agrees promptly to execute an Assignment and Assumption Agreement substantially in the form of Exhibit I hereto with any substitute bank or banks so designated by the Borrower (and the Borrower agrees that it will pay the $2,000 administrative fee referred to in Section 9.06(c) with respect to each such Assignment and Assumption Agreement). Each such substitute bank shall, contemporaneously with the effectiveness of the relevant Assignment and Assumption Agreement or Agreements, execute and deliver to the Agent and the Borrower an Extension and/or Repricing Agreement with respect to its assumed Commitment and purchased Loans not later than the relevant Extension/Repricing Effective Date, and shall thereupon become an Extending Bank party hereto. Each Bank that executes an Assignment and Assumption Agreement pursuant to this clause (ii) shall be entitled to all interest, fees and other amounts payable to such Bank for the period during which it was a Bank hereunder, except to the extent that such Assignment and Assumption Agreement expressly provides that payment of such interest and fees are for the account of the relevant assignee.

          (iii) Each Extension and/or Repricing Agreement delivered pursuant to clause (i) or (ii) above shall be effective on the relevant Extension/Repricing Effective Date, including with respect to the Relevant Pricing (if any) revised thereby and including with respect to Committed Loans of each Bank that is a party thereto outstanding on such Extension/Repricing Effective Date. Subject to receipt by the Agent of an Extension and/or Repricing Agreement with respect to each Extending Bank duly completed and signed in counterparts by such Extending Bank and the Borrower, the Termination Date of each Extending Bank shall be extended for the period specified above, and the Relevant Pricing for each Extending Bank shall be modified from and after the relevant Extension/Repricing Effective Date. No Termination Date or Relevant Pricing shall be extended or modified with respect to the Commitment and Loans of any Bank that is a Non-Extending Bank with respect to a particular Extension and/or Repricing Request, but shall continue to be the Termination Date and Relevant Pricing theretofore in effect for such Non-Extending Bank.

          (iv) At the request of the Borrower at the time of, or reasonably promptly after, the Extension/Repricing Effective Date of any Extension and/or Repricing Agreements, each Bank (including without limitation each Non-Extending Bank) shall promptly execute an amendment and restatement of this Agreement incorporating solely the new Termination Date and Relevant Pricing contained in any Extension and/or Repricing Agreement with respect to each Bank that is a party thereto (but not any other Bank) (and incorporating any such matters with respect to any prior Extension and/or Repricing Agreement that have not theretofore been the subject of an amendment and restatement hereof), and including any designations of any such Banks as co-agents, arrangers or other titles or capacities as the Borrower may elect to award in its discretion in connection with such amendment and restatement hereof.

          Section 2.02. Notice of Committed Borrowing. The Borrower shall give the Agent notice, substantially in the form attached hereto as Exhibit B (a "Notice of Committed Borrowing"), not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii) the aggregate amount of such Borrowing,

          (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or at a rate based upon the CD Base Rate or the London Interbank Offered Rate, and

          (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          Section 2.03.  Money Market Borrowings.

          (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit D hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,


          (ii) the aggregate amount of such Borrowing, which shall be $75,000,000 or a larger multiple of $5,000,000 (or an amount equal to the aggregate amount available in accordance with Section 3.02(b), if less than $75,000,000),

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and


          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given until the Borrower has notified the Agent of its acceptance or non-acceptance of the Money Market Quotes relating to any outstanding Money Market Quote Request.

          (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit E hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit F hereto and shall in any case specify:

                      (A)  the proposed date of Borrowing,

                      (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank,
       (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                     (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                     (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

     (iii) Any Money Market Quote shall be disregarded if it:

          (A) is not substantially in conformity with Exhibit F hereto or does not specify all of the information required by subsection
      (d)(ii);

          (B)  contains qualifying, conditional or similar language;

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (D)  arrives after the time set forth in subsection (d)(i).

     (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered, and the identity of the respective Banks submitting such offers, and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection(e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

          (ii) the principal amount of each Money Market Borrowing must be
(A) $75,000,000 or a larger multiple of $5,000,000, (B) an amount equal to the aggregate amount available in accordance with Section 3.02(b), if less than $75,000,000 or (C) the aggregate principal amount of offers, if less than both $75,000,000 and the amount referred to in clause (B),

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

          (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

           (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     Section 2.04.  Notice to Banks; Funding of Loans.

          (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than (x) 1:00 P.M. (New York City time) on the date of each Base Rate Borrowing, (y) 12:00 Noon (New York City time) on the date of any Money Market Absolute Rate Borrowing and (z) 11:00 A.M. (New York City time) on the date of any other Borrowing, each Bank shall make
available its   ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower promptly after the Agent's receipt thereof at the Agent's aforesaid address.

          (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing (or, in the case of any Base Rate Borrowing, prior to 11:00 A.M. (New York City time) on the date of such Borrowing) that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, the Agent shall notify the Borrower thereof as soon as practicable, and such Bank and the Borrower severally agree to repay to the Agent forthwith on demand (delivered, in the case of the Borrower, in accordance with the next succeeding sentence) such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. Any such demand for repayment shall be made first upon such Bank and, if such Bank shall have failed to repay such amount within two Euro-Dollar Business Days after such demand, then upon the Borrower. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

          (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall mail such Note to such Bank. Each Bank shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.06. Mandatory Termination of Commitments and Repayment of Loans. Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof (together with accrued interest thereon) shall be due and payable, on the last day of the Interest Period applicable to such Money Market Borrowing. The Commitment for each Bank shall terminate on the Termination Date for such Bank, and any Loans (including without limitation any Money Market Loans) of such Bank then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     Section 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable monthly in arrears on the date in each calendar month that numerically corresponds to the date such Loan is made (or, in the case of any calendar month in which there is no such date, on the last day of such month) and on each date a Base Rate Loan is converted to a Fixed Rate Loan. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each CD Loan of any Bank shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such Bank for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan of any Bank shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such Bank for such day plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

     The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:



                                   [CDBR           ]*
                 ACDR          =   [---------------] + AR
                                   [1.00   DRP   ]

                 ACDR          =   Adjusted CD Rate

                 CDBR          =   CD Base Rate

                 DRP           =   Domestic Reserve Percentage

                 AR            =   Assessment Rate

                 __________
                    * The amount in brackets being rounded upward, if
                 necessary, to the next higher 1/100 of 1%.

     The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Euro-Dollar Loan of any Bank shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such Bank for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan of any Bank shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such Bank for such day plus the London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin for such Bank for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing
(x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with
Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower (by facsimile) and the Banks (by telex or facsimile) of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. The Agent will, at the request of the Borrower, furnish such additional information concerning the calculation of the interest rate on any Fixed Rate Loan as the Borrower may reasonably request.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     Section 2.08. Facility Fee. The Borrower shall pay to the Agent for the account of each Bank a facility fee for each day at the Facility Fee Rate for such Bank for such day. Such facility fee shall accrue, for each Bank, (x) from and including the Effective Date to but excluding the Termination Date for such Bank (or earlier date of termination of the Commitments in their entirety), on the daily amount of such Bank's Commitment (whether used or unused) and (y) from and including the Termination Date for such Bank (or such earlier date of termination) to but excluding the date the Loans of such Bank shall be repaid in their entirety, on the daily outstanding principal amount of the Loans of such Bank. Accrued fees under this Section shall be payable quarterly on each March 31, June 30, September 30 and December 31 prior to the last Termination Date in effect and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

     Section 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) proportionately reduce from time to time by an aggregate amount of $75,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. If the Commitments are terminated in their entirety, all accrued fees shall be payable on the effective date of such termination.

     Section 2.10. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Committed Loans (subject in each case to the provisions of Article VIII), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

          (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; or

          (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice substantially in the form attached hereto as Exhibit C (a "Notice of Interest Rate Election") to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans to Domestic Loans of the other type or continued as Domestic Loans of the same type for an additional Interest Period, in which case such notice shall be delivered to the Agent at least three Domestic Business Days before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $75,000,000 or any larger multiple of $5,000,000.

     (b) Each Notice of Interest Rate Election shall specify:

          (i) the Group of Committed Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and


          (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, such notice shall not thereafter be revocable by the Borrower and the Agent shall promptly notify each Bank of the contents thereof. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

     (d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section 2.10 shall not constitute a "Borrowing" subject to the provisions of Section 3.02.

     Section 2.11. Optional Prepayments. (a) The Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay a Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts aggregating $75,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

     (b) The Borrower may, upon at least three Domestic Business Days' notice to the Agent, in the case of a Group of CD Loans or upon at least three Euro-Dollar Business Days' notice to the Agent, in the case of a Group of Euro-Dollar Loans, prepay the Loans comprising such Group in whole at any time, or from time to time in part, in amounts aggregating $75,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that in the case of any such prepayment in whole or in part on any day other than the last day of any Interest Period applicable to such Group of Loans, the Borrower shall reimburse each Bank for any loss or expense incurred by it as a result of any such prepayment in accordance with Section 2.13. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group. The Borrower may not prepay all or any portion of the principal amount of any Money Market Loan (other than any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) prior to the maturity thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     Section 2.12.  General Provisions as to Payments.   (a) The Borrower
shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     Section 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Article VI or VIII or otherwise, but excluding any payment pursuant to Section 2.06) on any day other than the last day of an Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error, and provided further that such loss shall in no event exceed the interest which would have been payable for the balance of such Interest Period or other period, less the applicable CD Margin or Euro-Dollar Margin, as the case may be. Such Bank will, at the request of the Borrower, furnish such additional information concerning the determination of such loss as the Borrower may reasonably request.

     Section 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.15. Taxes. (a) All payments of principal, interest and fees to be made by the Borrower or the Agent (in respect of such amounts received by it from the Borrower) pursuant to this Agreement to any Bank with respect to any Loan or fee shall be made free and clear of and without reduction or withholding for or on account of any present or future income, excise, or other taxes, levies, imposts, duties, charges, or fees of whatever nature now or hereafter imposed by any governmental or other taxing authority, excluding any taxes on or measured by overall net income (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings, "Taxes"), unless the withholding or other payment of such Taxes is required by applicable law. In the event that the Borrower or the Agent is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee, the Borrower shall pay to such Agent or Bank additional amounts as may be necessary in order that the net amount received by such Agent or Bank after the required withholding or other payment (including any required withholding or other payment on such additional amounts) shall equal the amount such Agent or Bank would have received had no such withholding or other payment been made; provided, however, that no such additional amounts shall be paid by the Borrower (i) except on account of Taxes imposed by the United States (or any political subdivision, possession, territory or taxing authority thereof or therein) and (ii) on account of any federal withholding tax imposed by the United States of America ("United States Tax"):

          (1) if such Bank or a Participant of such Bank shall have delivered Internal Revenue Service Form 4224 ("Form 4224") to the Borrower pursuant to clause (b) or (c) of this Section 2.15 and such Bank or Participant shall at any time not be entitled to complete exemption from United States Tax for any reason other than a change in United States federal income tax law, regulation or official interpretation of such law after the date hereof (or, in the case of any Assignee or Participant, the date of the relevant assignment or participation agreement); or

          (2) if such Bank or a Participant of such Bank shall have delivered Internal Revenue Service Form 1001 ("Form 1001") to the Borrower pursuant to clause (b) or (c) of this Section 2.15 and such

       Bank or Participant shall at any time not be entitled to complete exemption from United States Tax for any reason other than (i) an amendment, modification or revocation of an applicable income tax convention or a change in official position regarding the application or interpretation of such treaty after the date hereof (or, in the case of any Assignee or Participant, the date of the relevant assignment or participation agreement) or (ii) a change in United States federal income tax laws, regulation or official interpretation of such law after the date hereof (or, in the case of any Assignee or Participant, the date of the relevant assignment or participation agreement); or

          (3) if such Bank or a Participant of such Bank shall have failed to comply with its obligations pursuant to clause (b) or (c) of this Section 2.15.

     (b) Each Bank that is a Non-U.S. Bank hereby severally covenants and agrees to and for the benefit of the Borrower and the Agent that

          (1) at, or prior to, the Amendment Effective Date, such Non-U.S. Bank shall have delivered to both the Borrower and the Agent either:

                  (i) two accurate and complete original signed copies of Form 1001, appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes, with respect to each three-year calendar period, any portion of which falls within the Revolving Credit Period, dated as of the date hereof; or

                  (ii) two accurate and complete original signed copies of Form 4224, appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes, with respect to each tax year of such Bank, any portion of which falls within the Revolving Credit Period, dated as of the date hereof; and

          (2) in each fiscal year of such Bank after the Effective Date, at or prior to the first scheduled payment date in such fiscal year, such Non-U.S. Bank shall have delivered to both the Borrower and the Agent either:

                  (i) two accurate and complete original signed copies of Form 1001, appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes, with respect to the three-year calendar period commencing with the then current calendar year; or

                  (ii) two accurate and complete original signed copies of Form 4224, appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes, with respect to such Bank's then current tax year.

     (c) Each Non-U.S. Bank severally covenants and agrees to deliver to the Borrower and the Agent:

          (1) before or promptly after the date on which any form previously delivered by such Bank pursuant to Section 2.15(b) may no longer be relied upon by the Borrower and the Agent as a result of an act by such Bank, two accurate and complete original signed copies of Form 1001 or Form 4224 (or such additional or successor forms as shall be adopted from time to time by the relevant United States taxing authorities), appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes, to replace the like form previously delivered by such Non-U.S. Bank; and

          (2) if any form previously delivered by such Non-U.S. Bank pursuant to Section 2.15(b) may no longer be relied upon by the Borrower and the Agent for any reason (other than as a result of an act by the Bank), two accurate and complete original signed copies of Form 4224 or Form 1001, as the case may be, (or such additional or successor forms as shall be adopted from time to time by the relevant United States taxing authorities), appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes, as the Borrower or the Agent may reasonably request.

Notwithstanding the foregoing subsections (b)(2), (c)(1) and (c)(2) of this
Section 2.15, a Non-U.S. Bank will not be required to provide a form if due to any change in treaty, law or regulation or official interpretation that occurred after the date hereof (or, in the case of any Non-U.S. Bank that is an Assignee or any Participant complying with subsections (b)(2), (c)(1) and (c)(2) of this Section 2.15 pursuant to Section 9.06(b), the date of the relevant assignment or participation agreement) and prior to the date on which any such delivery would otherwise be required, all such forms are inapplicable or such Bank is not entitled to any exemption from the United States Tax as claimed in the form previously delivered. In any such case, each Non-U.S. Bank shall provide such forms as the Borrower or the Agent may reasonably request to establish entitlement, if any, to any reduction in United States Tax to which such Bank may be entitled from and after the occurrence of any such change in treaty, law or regulation.

     (d) In the event that the Borrower will be required to pay an additional amount pursuant to Section 2.15(a) to any Bank, the Borrower shall have the rights set forth in Section 8.05. The agreements in this
Section 2.15 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     Section 2.16. Regulation D Compensation. For so long as any Bank is required to maintain reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and, as a result, the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

     Section 2.17. Optional Increase in Commitments. At any time, if no Default shall have occurred and be continuing, the Borrower may, if it so elects, increase the aggregate amount of the Commitments, either by designating a bank not theretofore a Bank to become a Bank (such designation to be effective only with the prior written consent of the Agent, which consent will not be unreasonably withheld) or by agreeing with an existing Bank that such Bank's Commitment shall be increased. Upon execution and delivery by the Borrower and such Bank or other bank of an instrument in form satisfactory to the Agent, such existing Bank shall have a Commitment as therein set forth or such other bank shall become a Bank with a Commitment as therein set forth and with a Termination Date the same as the latest Termination Date then in effect for any Bank (or if the Borrower and the other bank shall agree otherwise, with a Termination Date the same as the Termination Date for any other Bank) and all the rights and obligations of a Bank with such a Commitment and Termination Date hereunder; provided that:

          (a) the Borrower shall provide prompt notice of such increase to the Agent, who shall promptly notify the Banks;

          (b) no Commitment of any Bank shall exceed, as a result of such increase, 10% of the aggregate amount of the Commitments (after giving effect to such increase); and

          (c) the amount of such increase, together with all other increases in the aggregate amount of the Commitments pursuant to this
Section 2.17 since the date of this Agreement, does not exceed
$1,250,000,000.

Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.17, within five Domestic Business Days, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period, in the case of each Group of Euro-Dollar Loans and Group of CD Loans then outstanding, the Borrower shall prepay or repay such Group in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article III, the Borrower shall reborrow Committed Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.


                              ARTICLE 3
                           Conditions

     Section 3.01. Effectiveness of Amendment. The Amendment shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

          (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) in the case of any Bank that shall not have received a Note prior to the Amendment Effective Date, receipt by the Agent for the account of such Bank of a duly executed Note dated the Amendment Effective Date complying with the provisions of Section 2.05;

          (c) receipt by the Agent of an opinion of counsel for the Borrower, who may be Latham & Watkins or Senior Counsel for Sears, substantially in the form of Exhibit G hereto;

          (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit H hereto;

          (e) receipt by the Agent, for its own account and for the account of the Banks parties thereto, of all accrued but unpaid fees under
      Section 2.08 of the Agreement as in effect immediately prior to the Amendment Effective Date (including without limitation all facility fees payable pursuant to Section 2.08 as so in effect), for the period up to but excluding the Amendment Effective Date;

          (f) receipt by the Agent of the consent to this Amendment of each Person that was a Bank immediately prior to the Amendment Effective Date but who is not a Bank party to the Agreement immediately after the effectiveness of the Amendment (and whose Commitment shall thereupon be reduced to $0 upon the Amendment Effective Date) which consent may include being a signatory hereto; and

             (g) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Amendment, the Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that the Amendment shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than May 15, 1997. The Agent shall promptly notify the Borrower and the Banks of the Amendment Effective Date, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a)  receipt by the Agent of a Notice of Borrowing as required by
      Section 2.02 or 2.03, as the case may be;

          (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          (c) the fact that, immediately before and after such Borrowing, there shall not have occurred and be continuing any Designated Default;

          (d) the fact that the representations and warranties of the Borrower contained in this Agreement (other than in Section 4.04(b) hereof) shall be true on and as of the date of such Borrowing; and

          (e) the fact that there shall have been no material adverse change in the business, consolidated financial position or Consolidated Net Income of the Borrower and its Consolidated Subsidiaries since December 31, 1996 not disclosed in writing to the Banks on or prior to the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c), (d) and (e) of this Section.

     For all purposes of this Agreement, (a) no change in consolidated financial position of the Borrower and its Consolidated Subsidiaries shall be deemed material and adverse unless such change is a reduction in Consolidated Stockholder's Equity of the Borrower and its Consolidated Subsidiaries of 5% or more as compared with Consolidated Stockholder's Equity as at the date of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries most recently delivered under Section 4.04 or
5.01 hereof, (b) no change in Consolidated Net Income shall be deemed to be material and adverse unless such change is a reduction therein for a period of the four most recent full consecutive fiscal quarters in respect of which results of operations have been made available to the public ("most recent four quarters") of 25% or more as compared with Consolidated Net Income for the period of four consecutive fiscal quarters immediately preceding the most recent four quarters and (c) no change in business shall be deemed material and adverse unless it would be required to be disclosed in an annual report on Form 10-K (or successor reports) filed with the Commission on the date as of which the existence of a material adverse change is being determined. It is understood that, for all purposes of this Agreement, no change in business shall be deemed to be required to be so disclosed if, in the written opinion of counsel for the Borrower, the laws, rules and regulations then applicable to required disclosure in Forms 10-K (or successor reports) do not require such disclosure. Such an opinion will be deemed sufficient for purposes hereof if it shall be based on (i) such investigation of law as such counsel shall have deemed necessary in the circumstances and (ii) facts as certified in writing to such counsel by officers of the Borrower or its Affiliates, it being understood that counsel shall have no duty to independently verify any such facts. In case Borrower relies on such an opinion of counsel, it will promptly distribute a copy thereof to each Bank.

                              ARTICLE 4
                 Representations and Warranties

     The Borrower represents and warrants that:

     Section 4.01. Corporate Existence and Power. The Borrower has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power to conduct its business as presently conducted.

     Section 4.02.  Corporate and Governmental Authorization; No
Contravention.

     (a) The Borrower has full corporate power to enter into this Agreement and to issue the Notes and to comply with all of the provisions of this Agreement and the Notes, and all necessary corporate proceedings of the Borrower have been duly taken to authorize the execution, delivery and performance of this Agreement and the issuance of the Notes by the Borrower.

     (b) The issuance by the Borrower of the Notes and compliance by the Borrower with all of the provisions of this Agreement will not conflict with or result in a breach which would constitute a material default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of the Borrower, material to the Borrower, pursuant to the terms of, any indenture, loan agreement, or other agreement or instrument for borrowed money to which the Borrower is a party or by which the Borrower may be bound or to which any of the property or assets of the Borrower, material to the Borrower, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation or the By-Laws of the Borrower or any statute or any order, rule or regulation applicable to the Borrower of any court or any Federal, state or other regulatory authority or other governmental body having jurisdiction over the Borrower, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issuance by the Borrower of the Notes and the compliance by the Borrower with all of the provisions of this Agreement; provided, that the Borrower makes no representations or warranties with respect to any usury laws or any securities or blue sky laws of political subdivisions of the United States or any laws or treaties of any country (or political subdivision thereof) other than the United States.

     Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower. The Letter Agreement is in full force and effect and constitutes a valid and binding agreement of the Borrower and Sears.

     Section 4.04.  Financial Information.

     (a) The statement of financial position of the Borrower as of December 31, 1996 and the related statements of income, shareholder's equity and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in the Borrower's 1996 Form 10-K, a copy of which has been delivered to each of the Banks, present fairly in all material respects, in conformity with generally accepted accounting principles, the financial position of the Borrower as of such date and its results of operations and cash flows for such fiscal year.

     (b) Since December 31, 1996, there has been no material adverse change in the business, financial position or results of operations of the Borrower not disclosed in writing to the Banks prior to the date of this Agreement.

     Section 4.05. Litigation. The Borrower does not know of any pending legal or governmental proceeding required to be described in the Annual Report on Form 10-K of the Borrower most recently filed with the Commission pursuant to the Exchange Act, or in the Quarterly Reports on Form 10-Q of the Borrower filed with the Commission pursuant to the Exchange Act subsequent thereto, which is not described as required, and the Borrower does not know of any pending legal or governmental proceedings not so described which would be required to be described in a subsequent filing with the Commission and which have not been previously disclosed in writing to the Banks.

     Section 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 4.07. Environmental Matters. The Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, consolidated financial condition or results of operations of the Borrower and its Consolidated Subsidiaries.

     Section 4.08. Taxes. All United States Federal income tax returns and all other material tax returns which are required to be filed have been filed by or on behalf of the Borrower and its Subsidiaries and all taxes due with respect to the Borrower and its Subsidiaries pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

     Section 4.09. Subsidiaries. At the date of this Agreement, the Borrower has no Subsidiaries. If during the term of this Agreement, the Borrower shall acquire or otherwise come to have one or more Subsidiaries, each of such corporate Subsidiaries shall be a corporation duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and shall have full corporate powers to conduct its business as conducted.

     Section 4.10. Full Disclosure. All written factual information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement was true and accurate in all material respects on the date as of which such information was stated or certified; provided that the Borrower makes no representations or warranties with respect to any projections or other non-factual information contained in any such information.
                              ARTICLE 5
                           Covenants

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     Section 5.01.  Information.  The Borrower will deliver to each of the
Banks:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a statement of financial position of the Borrower as of the end of such fiscal year and the related statements of income, shareholder's equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a statement of financial position of the Borrower as of the end of such quarter and the related statements of income, shareholder's equity and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.10 and 5.11 on the date of such financial statements and (ii) stating whether any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would become an Event of Default, exists on the date of such certificate and, if any Event of Default or any such event or condition then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that in the course of their examination of such statements, nothing came to their attention that caused them to believe that the Borrower was not in compliance with any of the terms, covenants, provisions or conditions of Sections 5.01 to 6.01, inclusive, insofar as such terms, covenants, provisions or conditions came within the scope of their examination;

          (e) within five days after any officer of the Borrower obtains knowledge of any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would become an Event of Default, if such Event of Default or event or condition is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly after the commencement thereof, notice of all actions, suits or proceedings of the type described in Section 4.05;


          (g) promptly after the filing thereof, copies (without exhibits thereto) of all registration statements (other than any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Commission;

          (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

          (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

If during the term of this Agreement, the Borrower shall acquire or otherwise come to have one or more Subsidiaries, the financial statements required to be delivered pursuant to clauses (a) and (b) above shall be consolidated financial statements of the Borrower and its Consolidated Subsidiaries.

     Section 5.02. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     Section 5.03. Conduct of Business and Maintenance of Existence. Subject to Section 5.07, the Borrower will, and will cause each Subsidiary to, engage exclusively in (i) the business now conducted by the Borrower, including the extension of credit to Sears pursuant to the Letter Agreement, (ii) the purchase of Receivables from Sears or its Affiliates on terms and conditions reasonably determined by the Borrower to be substantially as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person that is not an Affiliate of the Borrower and/or (iii) insurance or financial activities supporting businesses conducted by Sears or any of its Affiliates. Subject to Section 5.07, the Borrower will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that the Borrower may terminate the corporate existence of any Subsidiary if such termination could not reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated net income of the Borrower and its Consolidated Subsidiaries taken as a whole, or otherwise to be materially disadvantageous to the Banks.

     Section 5.04. Compliance with Laws. The Borrower will make all good faith efforts to comply, and cause each Subsidiary to make all good faith efforts to comply, with all material applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     Section 5.05. Letter Agreement. The Borrower will not, without the prior written consent of the Required Banks, amend, waive, terminate or otherwise modify any provision of the Letter Agreement; provided that the Borrower may amend the Letter Agreement to reduce the fixed charge coverage ratio set forth in paragraph 3 thereof to no less than 1.15. The Borrower will perform all its obligations under the Letter Agreement and will enforce the Letter Agreement and all notes and other instruments delivered thereunder against Sears in accordance with their respective terms.

     Section 5.06. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien securing Debt on any asset now owned or hereafter acquired by it, except:

          (a)   any Lien existing on the date of this Agreement;

          (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged with or consolidated with or otherwise acquired by the Borrower or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien on assets to secure obligations incurred in connection with the issuance of revenue bonds, interest on which is exempt from Federal income tax pursuant to Section 103(b) of the Internal Revenue Code;

          (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

          (h) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

          (i) any Lien on Margin Stock, but only if the value of all such Margin Stock of the Borrower and its Subsidiaries exceeds 25% of the value of the total assets subject to this Section and then only to the extent of such excess; and

          (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount not to exceed 5% of Consolidated Tangible Net Worth at any time outstanding.

     Section 5.07. Consolidations, Mergers and Sales of Assets. The Borrower shall not merge or consolidate with, or sell or transfer all or substantially all of its property and assets to, any Person, except that nothing herein shall prevent any consolidation or merger of the Borrower with or into any other corporation organized under the laws of the United States or any state thereof which is (w) Sears, (x) a Wholly-Owned Subsidiary of Sears, (y) a corporation of which Sears is a Wholly-Owned Subsidiary or (z) a Wholly-Owned Subsidiary of a corporation described in clause (y) above, or any consolidation or merger of any other such corporation with or into the Borrower, or any sale or transfer of all or substantially all of the property and assets of the Borrower to any other such corporation lawfully entitled to acquire the same; provided, that (i) immediately after giving effect to such consolidation, merger, sale or transfer, no Designated Default shall have occurred and be continuing; and
(ii) the Borrower covenants that any such consolidation, merger, sale or transfer shall be upon the conditions that the due and punctual payment of the principal and accrued interest on the Notes, and the due and punctual performance and observance of all the terms, covenants and conditions of this Agreement to be kept or performed by the Borrower shall, by an agreement supplemental hereto, be assumed by the corporation (other than the Borrower) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Borrower, just as fully and effectually as if such successor had been the original Borrower; and in the event of any such sale or transfer the predecessor Borrower may be dissolved, wound up and liquidated at any time thereafter.

     Section 5.08. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, other than in the ordinary course of business of Sears or any Sears Subsidiary and then only in compliance with Regulation U.

     Section 5.09. Subsidiary Debt. The Borrower will not permit any Subsidiary to issue, assume, incur or have outstanding any Debt or capital stock having any preference as to dividends or upon any distribution of assets except (a) such Debt or stock issued to and held by Borrower and/or one or more Wholly-Owned Subsidiaries of the Borrower, (b) such Debt or stock of a Subsidiary whose business activities are confined exclusively to raising capital outside the United States, financing the Borrower and its other Subsidiaries and other activities incidental thereto, (c) such Debt or stock of a Person existing at the time such Person is merged or consolidated with or otherwise acquired by the Borrower or a Subsidiary and not created in contemplation thereof and (d) other such Debt or stock which, in the aggregate, does not exceed at any time 5% of Consolidated Tangible Net Worth (with such stock taken at the higher of its voluntary or involuntary liquidation preference), it being understood that such Debt and stock referred to in clauses (b), (c) and (d) shall be permitted under this Section only if, at the time, the provisions of this Agreement other than this Section would permit the Borrower to issue, assume, incur or have outstanding an equal amount of its own Debt in the same amount together with all other Debt of the Borrower then outstanding.

     Section 5.10. Fixed Charge Coverage. The Fixed Charge Coverage Ratio for any fiscal quarter will be not less than 1.15.

     Section 5.11. Debt. Consolidated Debt will at no time exceed 700% of Consolidated Tangible Net Worth. For purposes of this Section any preferred stock of a Consolidated Subsidiary held by a Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower that is a Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt" and in the "Debt" of such Consolidated Subsidiary.

                              ARTICLE 6
                            Defaults

     Section 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay (i) any principal of any Loan when due or (ii) any interest on any Loan or any fee or any other amount payable by it hereunder within ten days after the due date thereof;

     (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.05 to 5.11, inclusive, for more than five days;

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
(a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

     (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) (i) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material SRAC Debt within three Domestic Business Days after the date when due (or, if longer, within any applicable grace period provided in the relevant instrument or agreement with respect thereto); or (ii) any Material Company other than the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Company Material Debt within three Domestic Business Days after the date when due (or, if longer, within any applicable grace period provided in the relevant instrument or agreement with respect thereto);

     (f) any event or condition shall occur which results in the acceleration of the maturity of (x) any Material SRAC Debt or (y) any Material Company Material Debt, in any case by holders thereof exercising their rights so to accelerate;

     (g) any Material Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against any Material Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against any Material Company (in an involuntary case or other proceeding against such Material Company) under the federal bankruptcy laws as now or hereafter in effect;

     (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000;
     (j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed (pursuant to laws, rules or court orders) for a period of 10 days;

     (k) other than by reason of a transaction permitted by Section 5.07 in which Sears is the successor or transferee, either Sears or a corporation organized under the laws of the United States or any state thereof which is (i) a Wholly-Owned Subsidiary of Sears, (ii) any such corporation of which Sears is a Wholly-Owned Subsidiary or (iii) a Wholly-Owned Subsidiary of a corporation described in clause (ii) above, shall cease to own beneficially and free and clear of all Liens 100% of the issued and outstanding capital stock of the Borrower (or any transferee of the property and assets of the Borrower pursuant to a transaction permitted by Section 5.07), other than any SRAC Preferred Stock; or

     (l) the Letter Agreement shall for any reason cease to be in full force and effect;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                            ARTICLE 7
                           The Agent

     Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent hereunder.

     Section 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would become an Event of Default, except as expressly provided in Article VI.

     Section 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable to any Bank for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to any Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrower pursuant to a claim made by the Agent pursuant to Section 9.03) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

     Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder; provided that until such acceptance, the retiring Agent shall continue to perform its obligations as Agent hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

     Section 7.10. Senior Managing Agent, Managing Agents, Co-Arrangers, Co-Agents and Lead Managers. None of the Senior Managing Agent, any Managing Agent, any Co-Arranger, Co-Agent, Lead Manager or Arranger shall have any responsibility or obligation under this Agreement in its capacity as Managing Agent, Senior Managing Agent, Co-Arranger, Co-Agent, Lead Manager or Arranger, as the case may be.

                              ARTICLE 8
                    Change in Circumstances

     Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

     (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

     (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to convert outstanding Loans into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and
(ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least one Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall, if practicable, with the consent of the Borrower (which consent shall not unreasonably be withheld), designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, (i) the Borrower shall be entitled upon its request to a reasonable explanation of the factors underlying such notice and (ii) each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     Section 8.03.  Increased Cost and Reduced Return.  (a) In the event that
(x) after the Amendment Effective Date, in the case of any Committed Loan or any obligation to make Committed Loans or (y) on or after the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein or in the interpretation or application thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank with any request or directive after the Amendment Effective Date (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) does or shall subject such Bank to any additional tax of any kind whatsoever with respect to this Agreement, any Note or any Fixed Rate Loan made by it, or change the basis or the applicable rate of taxation of payments to such Bank of principal, interest or any other amount payable hereunder (except for (A) the imposition of or change in any tax on or measured by the overall net income of such Bank, (B) the imposition of or change in any United States Tax described in Section 2.15(a) in respect of which the Borrower is not obligated to pay an additional amount by reason of the proviso to Section 2.15(a) or (C) the imposition of or change in any income tax imposed by any governmental or other taxing authority of or in any jurisdiction other than the United States);

          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, insurance assessment, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the rate of interest on Fixed Rate Loans hereunder; or

          (iii)    does or shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining Fixed Rate Loans or to reduce any amount receivable hereunder or under any Note with respect thereto, then, in any such case, the Borrower shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable which such Bank deems to be material as determined by such Bank with respect to its Fixed Rate Loans.

     (b) If any Bank shall have determined that, after the Amendment Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the Amendment Effective Date, which will entitle such Bank to compensation pursuant to this Section and will, if practicable, with the consent of the Borrower (which consent shall not unreasonably be withheld), designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and (b) of this Section 8.03, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing both:

          (i) during (A) any time or period commencing (x) in the case of subsection (a), not earlier than the first day of any Interest Period in effect on the date on which, and (y) in the case of subsection (b), not earlier than the date on which, such Bank notifies the Agent and the Borrower that it proposes to demand such compensation and identifies to the Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (B) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Bank did not know that such amount would arise or accrue; and

          (ii) within six months prior to any demand therefor, accompanied by a certificate of such Bank claiming compensation and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder.

This Section shall survive the termination of this Agreement and payment of the outstanding Loans.

     Section 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

     (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

     (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

     Section 8.05. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02,
(ii) any Bank has demanded compensation or given notice of its intention to demand compensation under Section 8.03 or (iii) the Borrower is required to pay any additional amount to any Bank pursuant to Section 2.15(a), the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to replace such Bank under this Agreement.

                           ARTICLE 9
                         Miscellaneous

     Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (w) in the case of the Borrower, at its address or telecopy number set forth on the signature pages hereof, (x) in the case of the Agent, at its address, telecopy number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, telecopy number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, telecopy number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by telecopy or any other means, when delivered at the address specified in this Section (and confirmed by telephone by the sender, in the case of any telecopy notice to the Borrower); provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

     Section 9.02. No Waivers. No failure or delay by the Agent or any Bank or the Borrower in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would become an Event of Default or any alleged Event of Default or such event or condition hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or similar charges made by any governmental authority solely by reason of the execution and delivery of this Agreement or the Notes.

     (b) The Borrower agrees to indemnify the Agent and each Bank and their respective affiliates (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder (i) for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction or
(ii) in respect of any litigation instituted by (x) any Participant against any Bank or the Agent, (y) any Bank against any Participant, any Bank or the Agent, or (z) any holder of any security of any Bank (in its capacity as such) against any Bank, to the extent any such litigation does not arise out of any misconduct (alleged in good faith by such Bank) by or on behalf of the Borrower.

     Section 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest then due with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks pursuant to Section 2.09 or an increase of Commitments in accordance with
Section 2.17) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder (except (x) that, in the case of a reduction in the principal of or rate of interest on Loans comprising a single Money Market Borrowing, only the signatures of the Borrower and the Banks making Loans included in such Borrowing shall be required and (y) for a revision of Relevant Pricing with respect to such Bank's Loans and Commitment pursuant to an Extension and/or Repricing Agreement executed by such Bank in accordance with Section 2.01(b)), (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment (except for an extension of any Bank's Termination Date pursuant to an Extension and/or Repricing Agreement executed by such Bank in accordance with Section 2.01(b)) or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

     Section 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement (other than pursuant to a transaction permitted by Section 5.07) without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. If, pursuant to this Section 9.06(b), any interest in this Agreement or any Note is proposed to be transferred to any Participant that is not a bank organized under the laws of the United States or any State thereof or the District of Columbia, such proposed Participant shall, as a condition to the effectiveness of such transfer, (i) deliver Internal Revenue Service forms as provided in Section 2.15(b) to the transferor Bank with copies to the Borrower and (ii) make the covenants specified in subsections (b)(2),
(c)(1) and (c)(2) of Section 2.15 for the benefit of the transferor Bank, the Borrower and the Agent. All such covenants shall be made by an instrument in writing in form and substance satisfactory to the Borrower.

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all (such proportionate part to comprise a Commitment of not less than $25,000,000 or, in the case of an assignment to a Bank, not less than $10,000,000), of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Agent; provided that if an Assignee is an Affiliate of such transferor Bank, no such consent shall be required, but such transferor Bank shall deliver to the Borrower five Domestic Business Days' prior written notice of any such assignment and, promptly after the effectiveness thereof, a copy of the relevant Assignment and Assumption Agreement; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 2.15.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Participant shall be entitled to receive any greater payment under Section 8.03 than the relevant transferor Bank would have been entitled to receive with respect to the rights transferred. No Assignee or other transferee of any Bank's rights (other than a Participant, whose rights shall be governed by the immediately preceding sentence) shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made (x) with the Borrower's prior written consent,
(y) by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or (z) at a time when the circumstances giving rise to such greater payment did not exist.

     Section 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement (and, solely with respect to information delivered by the Borrower to the Banks prior to the date hereof, the confidentiality letter executed by each of the Banks listed on the signature pages hereto) constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 9.10. Restrictions on Transfers. Each Bank agrees that it will not, except by operation of law, transfer or propose to transfer all or any portion of its rights and obligations under this Agreement and the Note held by it, or any participation therein to any Person except (i) banks (including without limitation Federal Reserve Banks) or trust companies empowered by law to accept deposits or (ii) their corporate parents or their Affiliates which are in the business of lending money and which are either wholly owned by them or are Wholly-Owned Subsidiaries of a common corporate parent, unless such Bank shall have first delivered to the Borrower an opinion of counsel as to the legality of the transfer (including compliance of such transfer with applicable federal securities laws) and such other matters as the Borrower may reasonably request, which opinion shall be satisfactory in form and substance to the Borrower. Each Bank agrees that it will not transfer all or any portion of any Note held by it, or any participation therein, in violation of applicable securities laws.

     Section 9.11. Confidentiality. The Agent and each Bank represent that they will maintain the confidentiality of any written or oral information provided under this Agreement by or on behalf of the Borrower that has been identified by its source as confidential (hereinafter collectively called "Confidential Information"), subject to the Agent's and each Bank's (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to its bank examiners, Affiliates, auditors, counsel and other professional advisors and to other Banks, (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Banks and the Borrower or any of its Subsidiaries and Affiliates and (d) right to provide such information to Participants (as defined in subsection 9.06(b)), prospective Participants to which sales of participating interests are permitted pursuant to subsection 9.06(b) and prospective Assignees to which assignments of interests are permitted pursuant to subsection 9.06(c), but only if (i) the Borrower has theretofore given its written consent to the participation to such Participant or prospective Participant or the assignment to such prospective Assignee, (ii) such Participant, prospective Participant or prospective Assignee agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a "Bank" party hereto and (iii) the Borrower receives copies of such written agreement prior to the release of such information. Notwithstanding the foregoing, any such information supplied to a Bank, Participant, prospective Participant or prospective Assignee under this Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it becomes a matter of public knowledge.

     Section 9.12. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT
OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    SEARS ROEBUCK ACCEPTANCE CORP.


                                    By:
                                       Title:
                                    3711 Kennett Pike
                                    Greenville, Delaware 19807
                                    Telefax: (302) 888-3156


          Bank Agent and Arranger

          $215,000,000              MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK


                                    By:
                                       Title:


          Bank and Senior Managing Agent

          $190,000,000              THE CHASE MANHATTAN BANK


                                    By:
                                       Title:


          Banks and Managing Agents

          $170,000,000              BANK OF AMERICA ILLINOIS


                                    By:
                                       Title:



          $170,000,000              THE BANK OF NEW YORK


                                    By:
                                       Title:



          $170,000,000              CANADIAN IMPERIAL BANK OF
                                       COMMERCE


                                    By:
                                       Title:



          $170,000,000              CITIBANK N.A.


                                    By:
                                       Title:



          $170,000,000              CREDIT SUISSE FIRST BOSTON


                                    By:
                                       Title:


                                    By:
                                       Title:



          $170,000,000              THE FIRST NATIONAL BANK OF
                                       CHICAGO


                                    By:
                                       Title:
          $170,000,000              NATIONSBANK, N.A.


                                    By:
                                       Title:


                                    By:
                                       Title:



          $170,000,000              THE SUMITOMO BANK, LIMITED


                                    By:
                                       Title:



          $170,000,000              UNION BANK OF SWITZERLAND,
                                       NEW YORK BRANCH


                                    By:
                                       Title:


                                    By:
                                       Title:



          $170,000,000              WACHOVIA BANK OF GEORGIA, N.A.


                                    By:
                                       Title:





          $170,000,000              WELLS FARGO BANK N.A.


                                    By:
                                       Title:


                                    By:
                                       Title:



          $105,000,000              BANK OF TOKYO-MITSUBISHI, LTD.


                                    By:
                                       Title:



          $65,000,000               UNION BANK OF CALIFORNIA, N.A.


                                    By:
                                       Title:


          Banks and Co-Arrangers

          $140,000,000              BANK OF MONTREAL


                                    By:
                                       Title:



          $140,000,000              ROYAL BANK OF CANADA


                                    By:
                                       Title:

          Banks and Co-Agents

          $115,000,000              BANKBOSTON, N.A.


                                    By:
                                       Title:



          $115,000,000              CAISSE NATIONALE DE CREDIT
                                       AGRICOLE


                                    By:
                                       Title:



          $115,000,000              THE BANK OF NOVA SCOTIA


                                    By:
                                       Title:



          $115,000,000              THE DAI-ICHI KANGYO BANK, LTD.,
                                       CHICAGO BRANCH


                                    By:
                                       Title:



          $115,000,000              FIRST UNION NATIONAL BANK OF
                                       NORTH CAROLINA


                                    By:
                                       Title:


          $115,000,000              FLEET NATIONAL BANK


                                    By:
                                       Title:



          $115,000,000              MELLON BANK, N.A.


                                    By:
                                       Title:



          $115,000,000              THE SAKURA BANK, LIMITED


                                    By:
                                       Title:


          Banks and Lead Managers

          $80,000,000               BANCA COMMERCIALE ITALIANA,
                                       CHICAGO BRANCH


                                    By:
                                       Title:


                                    By:
                                       Title:



          $80,000,000               BARCLAYS BANK PLC


                                    By:
                                       Title:
          $80,000,000               CORESTATES BANK, N.A.


                                    By:
                                       Title:



          $80,000,000               FIRST HAWAIIAN BANK


                                    By:
                                       Title:



          $80,000,000               THE NORTHERN TRUST COMPANY


                                    By:
                                       Title:



          $80,000,000               PNC BANK, NATIONAL ASSOCIATION


                                    By:
                                       Title:

          Other Banks

          $75,000,000               THE FUJI BANK, LIMITED


                                    By:
                                       Title:




          $75,000,000               NORWEST BANK MINNESOTA, N.A.


                                    By:
                                       Title:



          $65,000,000               COMERICA BANK


                                    By:
                                       Title:



          $60,000,000               BANCA DI ROMA


                                    By:
                                       Title:


                                    By:
                                       Title:



          $60,000,000               BANCA NAZIONALE DEL LAVORO SPA
                                       NEW YORK BRANCH


                                    By:
                                       Title:


                                    By:
                                       Title:



          $60,000,000               BANK OF HAWAII


                                    By:
                                       Title:



          $60,000,000               BARNETT BANK, N.A.


                                    By:
                                       Title:



          $60,000,000               THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED


                                    By:
                                       Title:



          $60,000,000               KEYBANK NATIONAL ASSOCIATION


                                    By:
                                       Title:



          $60,000,000               THE LONG-TERM CREDIT BANK OF
                                       JAPAN, LTD. CHICAGO BRANCH


                                    By:
                                       Title:




          $60,000,000               THE MITSUI TRUST & BANKING
                                       COMPANY, LIMITED


                                    By:
                                       Title:



          $60,000,000               NATIONAL CITY BANK OF COLUMBUS


                                    By:
                                       Title:



          60,000,000                STATE STREET BANK & TRUST
                                       COMPANY


                                    By:
                                       Title:



          $60,000,000               THE SUMITOMO TRUST & BANKING
                                       CO., LTD.


                                    By:
                                       Title:





          Total Commitments

          $5,000,000,000





                          INITIAL PRICING SCHEDULE

     Each of "CD Margin", "Euro-Dollar Margin" and "Facility Fee Rate" means, for any day, the percentage set forth below in the row opposite such term and in the column corresponding to the Status that exists on such day:


                     Level I   Level II  Level III  Level IV   Level V
   CD Margin          0.255%    0.260%    0.2775%   0.3025%    0.400%
   Euro-Dollar
   Margin             0.130%    0.135%    0.1525%   0.1775%    0.2750%
   Facility Fee
   Rate               0.060%    0.065%    0.0725%   0.0825%    0.125%


    "Level I Status" exists at any date if, at such date, Sears Long-Term Securities are rated A+ or higher by S&P or A1 or higher by Moody's.

    "Level II Status" exists at any date if, at such date, (i) Level I Status does not exist and (ii) Sears Long-Term Securities are rated A or higher by S&P or A2 or higher by Moody's.

    "Level III Status" exists at any date if, at such date, (i) neither Level I Status nor Level II Status exists and (ii) Sears Long-Term Securities are rated A- or higher by S&P or A3 or higher by Moody's.

    "Level IV Status" exists at any date if, at such date, (i) none of Level I, Level II and Level III Status exists and (ii) Sears Long-Term Securities are rated BBB+ or higher by S&P or Baa1 or higher by Moody's.

    "Level V Status" exists at any date if none of Level I, Level II, Level III and Level IV Status exists at such date.

    "Moody's" means Moody's Investors Service, Inc.

    "S&P" means Standard & Poor's Ratings Services.

    "Sears Long-Term Securities" means senior unsecured long-term debt securities of Sears, without any direct third-party credit enhancement with respect thereto.

    "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.


                                                   EXHIBIT A
                               NOTE

                                            New York, New York
                                                        , 19

    For value received, SEARS ROEBUCK ACCEPTANCE CORP., a Delaware corporation (the "Borrower"), promises to pay to the order of _________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the dates provided for in the Credit Agreement and, in any event, on the maturity date provided for therein. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

    All Loans made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

    This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of April 28, 1997 among the Borrower, the banks parties thereto, the Senior Managing Agent, Managing Agents, Co-Arrangers, Co-Agents and Lead Managers referred to therein and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. This Note is subject, and reference is hereby made, to the terms and provisions of the Credit Agreement, including the transfer restrictions set forth in Section 9.10 thereof and the provisions for mandatory and optional prepayment hereof and the acceleration of the maturity hereof.


                           SEARS ROEBUCK ACCEPTANCE CORP.


                           By:
                                  Title:
                          Note (cont'd)



                 LOANS AND PAYMENTS OF PRINCIPAL




        Date       Amount of Loan   Amount of             Notation
                                    Principal Repaid      Made By

______________________________________________________________________________
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______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
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______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________


















                                                   EXHIBIT B


     NOTICE OF COMMITTED BORROWING

                                                 Borrowing Request
                                                 No. _____________


          Morgan Guaranty Trust Company
            of New York, as Agent
          60 Wall Street
          New York, New York 10260

          Attention: _______________

          This notice shall constitute a "Notice of Committed Borrowing" pursuant to Section 2.02 of the Amended and Restated Credit Agreement dated as of April 28, 1997 among Sears Roebuck Acceptance Corp. (the "Borrower"), the Banks parties thereto, the Senior Managing Agent, Managing Agents, Co-Arrangers, Co- Agents and Lead Managers referred to therein and Morgan Guaranty Trust Company of New York, as Agent (the "Agent") (as amended from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

          1.  The date of the Borrowing will be _______________, ____.

          2.  The principal amount of the Borrowing will be $____________.

          3. The Borrowing will consist of [CD Loans] [Euro-Dollar Loans] [Base Rate Loans].

          [4. The initial Interest Period for such Loans shall be _____________.]

          [5.]      Transfer Instructions:

              [insert appropriate delivery instructions, which shall include bank and account number]

                                    SEARS ROEBUCK ACCEPTANCE CORP.


                                    By:
                                       Title:


                                    Date:



                                                   EXHIBIT C


                      NOTICE OF INTEREST RATE ELECTION


          Morgan Guaranty Trust Company
             of New York, as Agent
          60 Wall Street
          New York, New York 10260

          Attention: _______________

          This notice shall constitute a "Notice of Interest Rate Election" pursuant to Section 2.10 of the Amended and Restated Credit Agreement dated as of April 28, 1997 among Sears Roebuck Acceptance Corp. (the "Borrower"), the Banks parties thereto, the Senior Managing Agent, Managing Agents, Co-Arrangers, Co- Agents and Lead Managers referred to therein and Morgan Guaranty Trust Company of New York, as Agent (the "Agent") (as amended from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

          1. The principal amount of the Group of Loans (or portion thereof) to which this notice applies is $__________.

          2. The date on which the conversion/continuation selected is to be effective is __________, ____ (the "Election Date").

          3. The Group of Loans (or portion thereof) to which this notice applies is [all or a portion of all Base Rate Loans currently outstanding] [all or a portion of all CD Loans currently outstanding having an Interest Period of ___ days and ending on the Election Date] [all or a portion of all Euro-Dollar Loans currently outstanding having an Interest Period of __ months and ending on the Election Date].

          4a. The Group of Loans (or portion thereof) which are to be converted will bear interest [at the Base Rate] [based upon the CD Rate] [based upon the Euro-Dollar Rate].

          4b. The Group of Loans (or portion thereof) which are to be continued will bear interest [at the Base Rate] [based upon the CD Rate] [based upon the Euro-Dollar Rate].

     [5. The Interest Period for such Loans shall be ____________.]

                             SEARS ROEBUCK ACCEPTANCE CORP.


                             By:
                                  Title:


Date: __________________, ____




                                                   EXHIBIT D


                     Form of Money Market Quote Request


                                        [Date]


          To:  Morgan Guaranty Trust Company
               of New York (the "Agent")

          From:    Sears Roebuck Acceptance Corp. (the "Borrower")

          Re: Amended and Restated Credit Agreement (the "Credit
              Agreement") dated as of April 28, 1997 among the Borrower, the Banks parties thereto, the Senior Managing Agent, Managing Agents, Co-Arrangers, Co-Agents and Lead Managers referred to therein and Morgan Guaranty Trust Company of New York, as Agent

          We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

          Date of Borrowing: __________________

     Principal Amount                 Interest Period

          $


          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Terms used herein have the meanings assigned to them in the Credit
Agreement.

                             SEARS ROEBUCK ACCEPTANCE CORP.


                             By
                                       Title:




                                                        EXHIBIT E


                 Form of Invitation for Money Market Quotes


          To: [Name of Bank]

          Re: Invitation for Money Market Quotes to
              Sears Roebuck Acceptance Corp. (the "Borrower")

              Pursuant to Section 2.03 of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of April 28, 1997 among the Borrower, the Banks parties thereto, the Senior Managing Agent, Managing Agents, Co- Arrangers, Co-Agents and Lead Managers referred to therein and Morgan Guaranty Trust Company of New York, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


          Date of Borrowing: __________________

          Principal Amount              Interest Period

          $

              Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].



                             MORGAN GUARANTY TRUST COMPANY OF
                                  NEW YORK, as Agent

                             By:
                                       Authorized Officer





                                                   EXHIBIT F

                         Form of Money Market Quote


          To: Morgan Guaranty Trust Company
              of New York (the "Agent")

          Re: Money Market Quote to Sears Roebuck
              Acceptance Corp. (the "Borrower")

              In response to your invitation on behalf of the Borrower
dated   _____________, ____, we hereby make the following Money Market
Quote on  the following terms:

          1.  Quoting Bank: ________________________________

          2.  Person to contact at Quoting Bank:
              ______________________________

          3.  Date of Borrowing: ____________________*

          4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


      Principal         Interest          Money Market
      Amount**          Period***         [Margin****] [Absolute Rate*****]


      $

      $




      [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed
      $____________.]**



          * As specified in the related Invitation.
          ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.
           (notes continued on following page)

              We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of April 28, 1997 among the Borrower, the Banks parties thereto, the Senior Managing Agent, Managing Agents, Co-Arrangers, Co-Agents and Lead Managers referred to therein and Morgan Guaranty Trust Company of New York, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                  Very truly yours,
                                  [NAME OF BANK]


          Dated:_______________         By:__________________________
                                       Authorized Officer



*** Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).





                                                   EXHIBIT G


                                 OPINION OF
                          COUNSEL FOR THE BORROWER


                                                 [Amendment Effective Date]

          To the Banks and the Agent
          Referred to Below
          c/o Morgan Guaranty Trust Company
          of New York, as Agent
          60 Wall Street
          New York, New York 10260

          Dear Sirs:

     I am [title of counsel] and have acted as counsel for Sears Roebuck Acceptance Corp. (the "Borrower") in connection with the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of April 28, 1997 among the Borrower, the Banks parties thereto, the Senior Managing Agent, Managing Agents, Co-Arrangers, Co-Agents and Lead Managers referred to therein and Morgan Guaranty Trust Company of New York, as Agent. This opinion is rendered to you at the request of the Borrower pursuant to
Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have obtained and relied upon, to the extent I deem appropriate, certificates of officers of the Borrower and of public officials as to factual matters. I call to your attention the fact that in rendering my opinion, I am expressing my views only as to the internal laws of the State of New York, in which I am admitted to practice law, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

     Upon the basis of the foregoing, I am of the opinion that:

          1. The Borrower has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power to conduct its business as presently conducted.

          2. The Borrower has full corporate power to enter into the Credit Agreement and to issue the Notes and to comply with all of the provisions of the Credit Agreement and the Notes, and all necessary corporate proceedings of the Borrower have been duly taken to authorize the execution, delivery and performance of the Credit Agreement and the issuance of the Notes by the Borrower.

          3. The execution and delivery by the Borrower of the Credit Agreement and the issuance by the Borrower of the Notes and compliance by the Borrower with all of the provisions of the Credit Agreement and the Notes will not conflict with or result in a breach which would constitute a material default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of the Borrower, material to the Borrower, pursuant to the terms of, any material indenture, loan agreement, or other agreement or instrument for borrowed money to which the Borrower is a party or by which the Borrower may be bound or to which any of the property or assets of the Borrower, material to the Borrower, is subject, nor will any such action conflict with or result in a breach which would constitute a material default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of Sears, material to Sears and its subsidiaries, taken as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money relating to a principal amount of outstanding indebtedness not less than $100,000,000 to which Sears is a party or by which Sears may be bound or to which any of the property or assets of Sears, material to Sears and its subsidiaries, taken as a whole, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation or the By-Laws of the Borrower or, to the best of my knowledge, any statute or any order, rule or regulation applicable to the Borrower of any court or any Federal, state or other regulatory authority or other governmental body having jurisdiction over the Borrower, and, to the best of my knowledge, no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the execution and delivery by the Borrower of the Credit Agreement and the issuance by the Borrower of the Notes and the compliance by the Borrower with all of the provisions of the Credit Agreement and the Notes; provided that I express no opinion with respect to any securities or blue sky laws of political subdivisions of the United States or any laws or treaties of any country (or political subdivision thereof) other than the United States.

          4. The Credit Agreement has been duly executed and delivered by the Borrower and constitutes a valid and binding agreement of the Borrower and the Notes have been duly executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower, each enforceable in accordance with its terms except as the foregoing may be limited by: (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

          5.  I do not know of any pending legal or governmental proceeding
(i) required to be described in the Borrower's 1996 Form 10-K or in the Quarterly Reports on Form 10-Q of the Borrower filed with the Commission pursuant to the Exchange Act subsequent thereto, which are not described as required or (ii) which would be required to be described in a Quarterly Report on Form 10-Q filed by the Borrower if such filing were made on the date hereof.

          6.  The Borrower has no Subsidiaries.

     In rendering my opinion, I have assumed that each party to the Credit Agreement (other than the Borrower) has the requisite corporate power and authority to execute and deliver the Credit Agreement and to perform its obligations under the Credit Agreement; that the Credit Agreement has been duly authorized, executed and delivered by the parties thereto other than the Borrower and constitutes their legally valid and binding obligation, enforceable against them in accordance with its terms; and that the signatures (other than those on behalf of the Borrower) on all documents examined by me are genuine, assumptions which I have not independently verified. I express no opinion as to the compliance by the parties to the Credit Agreement (other than the Borrower) with any state or Federal laws or regulations applicable to the transactions contemplated by the Credit Agreement because of the nature of their business.

          This opinion is furnished by me as counsel for the Borrower to you, and is solely for your benefit, and is not to be otherwise used, circulated or relied upon without my express written consent.

                                       Very truly yours,





                                                   EXHIBIT H


                                 OPINION OF
                       SPECIAL COUNSEL FOR THE AGENT


                                            April 28, 1997


          To the Banks and the Agent
             Referred to Below
          c/o Morgan Guaranty Trust Company
             of New York, as Agent
          60 Wall Street
          New York, New York 10260

          Dear Sirs:

     We have participated in the preparation of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of April 28, 1997 among Sears Roebuck Acceptance Corp., a Delaware corporation (the "Borrower"), the Banks parties thereto (the "Banks"), the Senior Managing Agent, Managing Agents, Co-Arrangers, Co-Agents and Lead Managers referred to therein and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

     2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                       Very truly yours,





                                                   EXHIBIT I


                    ASSIGNMENT AND ASSUMPTION AGREEMENT


     AGREEMENT dated as of _________, ____ among [ASSIGNOR] (the
"Assignor"), [ASSIGNEE] (the "Assignee"), SEARS ROEBUCK ACCEPTANCE CORP. (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                            W I T N E S S E T H

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Credit Agreement dated as of April 28, 1997 among the Borrower, the Assignor and the other Banks parties thereto, as Banks, the Senior Managing Agent, Managing Agents, Co-Arrangers, Co-Agents and Lead Managers referred to therein and the Agent (the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

     WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit
Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof
(i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on
the date hereof in Federal funds an amount equal to $_________.      It is
understood that any facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing with respect to the Assigned Amount from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

    SECTION 4. Taxes. [The Assignee agrees (to the extent it is permitted to do so under the laws and any applicable double taxation treaties of the United States, the jurisdiction of such Assignee's incorporation, and the jurisdictions in which such Assignee's Domestic Lending Office and Euro-Dollar Lending Office are located) to execute and deliver to the Agent for delivery to the Borrower at the times and for the periods required pursuant to Section 2.15 of the Credit Agreement, two accurate and complete original signed copies of Form 1001 or Form 4224 (or any successor form), appropriately completed and claiming complete exemption from withholding and deduction of United States Taxes. Attached hereto are two accurate and complete original signed copies of Form 1001 with respect to each three-year calendar period, any portion of which falls within the Revolving Credit Period, dated as of the date hereof, or two accurate and complete signed copies of Form 4224 with respect to each tax year of the Assignee, any portion of which falls within the Revolving Credit Period, dated as of the date hereof, as applicable. The Assignee hereby represents and warrants to the Borrower and the Agent that on the date hereof it is permitted to take the actions described in this Section 4 under the laws and any applicable double taxation treaties of the jurisdictions specified above.] [The Assignee represents to the Borrower and the Agent that it is not a Non-U.S. Bank.]

    SECTION 5. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to
Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

    SECTION 6. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

    SECTION 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    SECTION 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                     [ASSIGNOR]

                                     By:
                                       Title:


                                     [ASSIGNEE]


                                     By:
                                       Title:



                                     SEARS ROEBUCK ACCEPTANCE
                                       CORP.


                                     By:
                                       Title:


                                     MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK, as
                                       Agent


                                     By:
                                       Title:





                                                   EXHIBIT J


     TERMS OF SUBORDINATION


     Section 1. Subordination to Superior Debt. The Borrower and the lender of the SRAC Subordinated Debt (the "Lender") agree for the benefit of the holders of the Superior Debt that the SRAC Subordinated Debt shall, to the extent hereinafter set forth, be subordinate and junior in right of payment to all Superior Debt of the Borrower.

     Section 2. Borrower Not to Make Payments hereunder in Certain Circumstances. (a) Upon the maturity of all or any part of the Superior Debt by lapse of time, acceleration or otherwise, such Superior Debt shall first be paid in full, or such payment shall be duly provided for in cash or in a manner satisfactory to the holders of such Superior Debt, before any payment by the Borrower or any Subsidiary is made on account of the principal of or premium, if any, or interest on the notes issued hereunder (the "SRAC Subordinated Notes") or to acquire any of the SRAC Subordinated Notes or on account of any sinking fund for the SRAC Subordinated Notes.

    (b) In the event and during the continuation of any Event of Default or any event or condition that, with the giving of notice or the lapse of time or both, would become an Event of Default (as such term is defined in the Credit Agreement, provided that any such event or condition that would become an Event of Default only upon both the giving of notice of such event or condition by the Agent to the Borrower and the lapse of time shall constitute such an event or condition for purposes of this Agreement only if the Agent shall have given such notice to the Borrower) with respect to any Superior Debt (each such Event of Default or any such event or condition that, with the giving of notice or the lapse of time, or both, being referred to in this Agreement as a "Superior Debt Default"), (i) no payment shall be made by the Borrower or any Subsidiary on or with respect to the principal of, or, premium, if any, or interest on, the SRAC Subordinated Notes or to acquire any SRAC Subordinated Notes or on account of any sinking fund for the SRAC Subordinated Notes unless and until such Superior Debt Default shall have been remedied, nor shall any such payment be made if after giving effect, as if paid, to such payment, any Superior Debt Default would exist and (ii) no holder of SRAC Subordinated Notes shall demand, accept or receive, any direct or indirect payment (in cash or property or by setoff, exercise of contractual or statutory rights or otherwise) of or on account of any SRAC Subordinated Notes, notwithstanding the terms of the SRAC Subordinated Notes or of any agreement or instrument which governs the SRAC Subordinated Notes, and no such payment shall be due.

    (c) Unless and until all principal of, premium, if any, and interest on, and all other obligations of the Borrower under, the Superior Debt shall have been paid in full, no holder of SRAC Subordinated Notes will commence or maintain any action, suit or any other legal or equitable proceeding against the Borrower, or join with any creditor in any such proceeding, under any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar law, unless the holders of Superior Debt shall also join in bringing such proceeding, provided that this Section 2(c) shall not prohibit a holder of SRAC Subordinated Notes from filing a proof of claim or otherwise participating in any such proceeding not commenced by it.

     Section 3. SRAC Subordinated Notes Subordinated to Prior Payment of all Superior Debt on Dissolution, Liquidation or Reorganization of Borrower. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Borrower or to its creditors, in their capacity as creditors of the Borrower, or to substantially all of its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy, then:

     (a) the holders of all Superior Debt shall first be entitled to receive payment in full of the principal thereof, premium, if any, interest and all other amounts payable thereon (accruing before and after the commencement of the proceedings) before the holders of the SRAC Subordinated Notes are entitled to receive any payment on account of the principal of, premium, if any, or interest on the SRAC Subordinated Notes; and

     (b) all SRAC Subordinated Notes shall forthwith (notwithstanding the terms of Section 2) become due and payable and any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities to which the holders of the SRAC Subordinated Notes would be entitled, but for the provisions of these Terms of Subordination, shall be paid or distributed by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Agent or any other representative on behalf of the holders of Superior Debt, to the extent necessary to make payment in full of all principal, premium, if any, interest and all other amounts payable on all Superior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Superior Debt.

    Section 4. Rights of Holders of Superior Debt; Subrogation. (a) Should any payment or distribution or security or the proceeds of any thereof be collected or received by any holder of SRAC Subordinated Notes in respect of the SRAC Subordinated Notes, and such collection or receipt is prohibited hereunder prior to the payment in full of the Superior Debt, such holder will forthwith deliver the same to the Agent for the equal and ratable benefit of the holders of the Superior Debt in precisely the form received (except for the endorsement or the assignment of or by such holder where necessary) for application to payment of all Superior Debt in full, after giving effect to any concurrent payment or distribution to the holders of Superior Debt and, until so delivered, the same shall be held in trust by such holder as the property of the holders of the Superior Debt.

     (b) All payments and distributions received by the Agent in respect of the SRAC Subordinated Notes, to the extent received in or converted into cash, may be applied by the Agent first to the payment of any and all reasonable out-of-pocket expenses (including attorney's fees and legal expenses) paid or incurred by the Agent or such representative in enforcing the provisions hereof or in endeavoring to collect or realize upon the SRAC Subordinated Notes or any security therefor, and any balance thereof shall, solely as between any holder of the SRAC Subordinated Notes, on the one hand, and the holders of the Superior Debt, on the other hand, be applied by the Agent in such order of application as the Agent may from time to time select, toward the payment of the Superior Debt remaining unpaid.

     (c) No holder of SRAC Subordinated Notes shall be subrogated to the rights of the holders of the Superior Debt to receive payments or distributions of assets of the Borrower until all amounts payable with respect to the Superior Debt shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Superior Debt of any cash, property or securities to which any holder of SRAC Subordinated Notes would be entitled except for these provisions shall, as between the Borrower, its creditors other than the holders of the Superior Debt, and such holders of SRAC Subordinated Notes, be deemed to be a payment by the Borrower to or on account of the Superior Debt. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of holders of SRAC Subordinated Notes, on the one hand, and the holders of the Superior Debt, on the other hand.

    (d) Subject to the payment in full of all Superior Debt, the holders of the SRAC Subordinated Notes shall be subrogated (equally and ratably with the holders of all subordinated indebtedness of the Borrower which, by its terms, is not superior in right of payment to the SRAC Subordinated Notes, and ranks on a parity with the SRAC Subordinated Notes) to the rights of the holders of Superior Debt to receive payments or distributions of cash, property or securities of the Borrower applicable to the Superior Debt until all amounts owing on the SRAC Subordinated Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the SRAC Subordinated Notes of cash, property, securities or other assets by virtue of the subrogation herein provided which otherwise would have been made to the holders of the Superior Debt shall, as between the Borrower, its creditors other than the holders of Superior Debt and the holders of the SRAC Subordinated Notes, be deemed to be a payment to or on account of the SRAC Subordinated Notes. The holders of SRAC Subordinated Notes agree that, in the event that all or any part of any payment made on account of the Superior Debt is recovered from the holders of Superior Debt as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by the holders of SRAC Subordinated Notes on account of the SRAC Subordinated Notes at any time after the date of the payment so recovered, whether pursuant to the right of subrogation provided for in this Section 4(d) or otherwise, shall be deemed to have been received by such holders of SRAC Subordinated Notes in trust as the property of the holders of the Superior Debt and such holders shall forthwith deliver the same to the Agent for the equal and ratable benefit of the holders of the Superior Debt for application to payment of all Superior Debt in full.

    Section 5. Renewals, Extensions and Increases of Superior Debt. Each holder of SRAC Subordinated Notes by his acceptance thereof thereby waives any and all notice of renewal, extension, accrual or increase in the amount of any of the Superior Debt, present or future, and agrees and consents that without notice to or assent by any holder or holders of the SRAC Subordinated Notes:

         (i) the obligation and liabilities of the Borrower or any other party or parties for or upon the Superior Debt (or any promissory note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, increased, modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

          (ii) the Agent or any other representative acting on behalf of the holders of the Superior Debt and the holders of the Superior Debt may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Superior Debt; and

          (iii) any balance or balances of funds with any holders of the Superior Debt at any time standing to the credit of the Borrower may, from time to time, in whole or in part, be surrendered or released;

all as the Agent or any other representative or representatives acting on behalf of the holders of the Superior Debt and the holders of the Superior Debt may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of the SRAC Subordinated Notes to the Superior Debt provided for herein.

     Section 6. Obligation of Borrower Unconditional. Nothing contained in these Terms of Subordination or in the SRAC Subordinated Notes is intended to or shall impair, as between the Borrower, its creditors other than the holders of the Superior Debt, and the holders of the SRAC Subordinated Notes, the obligation of the Borrower, which is absolute and unconditional, to pay to the holders of the SRAC Subordinated Notes the principal of, premium, if any, and interest on the SRAC Subordinated Notes, as and when the same shall become due and payable (except as provided in Section 2), by lapse of time, acceleration or otherwise, in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the SRAC Subordinated Notes and other creditors of the Borrower other than the holders of the Superior Debt, nor shall anything herein or therein prevent the trustee or the holder of any SRAC Subordinated Notes (i) from taking all appropriate actions to preserve its rights under the SRAC Subordinated Notes not inconsistent with the rights of the holders of the Superior Debt under these Terms of Subordination, or (ii) from exercising all remedies otherwise permitted by applicable law upon default under the SRAC Subordinated Notes, subject to the rights, if any, of the holders of the Superior Debt under Section 2 of these Terms of Subordination and in respect of cash, property or securities of the Borrower otherwise payable or delivered to such holders of SRAC Subordinated Notes upon the exercise of any such remedy.

     Section 7. Miscellaneous. Each holder of SRAC Subordinated Notes by its acceptance thereof thereby acknowledges and agrees that the holders of the Superior Debt have relied upon and will continue to rely upon the subordination provided for herein in entering into the agreements relating to Superior Debt and in extending credit to the Borrower pursuant thereto.

    (b) No present or future holder of Superior Debt shall be prejudiced in his right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Borrower or any holder of the SRAC Subordinated Notes. The subordination provisions contained herein are for the benefit of the holders of the Superior Debt from time to time and, so long as Superior Debt is outstanding under any agreement, may not be rescinded, cancelled or modified in any way without the prior written consent thereto of all holders of Superior Debt.

      (c) The subordination provisions hereof shall be binding upon any holder of the SRAC Subordinated Notes and upon the heirs, legal representatives, successors and assigns of any holder of the SRAC Subordinated Notes; and, to the extent that any holder of the SRAC Subordinated Notes is either a partnership or a corporation, all references herein to any holder of the SRAC Subordinated Notes shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation.

      (d) These Terms of Subordination shall be construed in accordance with and governed by the laws of the State of New York.










                                                   EXHIBIT K


               [FORM OF EXTENSION AND/OR REPRICING AGREEMENT]


Sears Roebuck Acceptance Corp.
3711 Kennett Pike
Greenville, Delaware 19807
Attn: Keith E. Trost


Morgan Guaranty Trust Company
   of New York, as Agent
60 Wall Street
New York, NY 10260

Re: Amended and Restated Credit Agreement dated as of April 28, 1997 (as amended, the "Credit Agreement") among Sears Roebuck Acceptance Corp., the Banks parties thereto, the Senior Managing Agent, Managing Agents, Co-Arrangers, Co-Agents and Lead Managers referred to therein and Morgan Guaranty Trust Company of New York, as Agent

Dear Sir or Madam:

     The undersigned Bank (the "Bank") hereby agrees as follows:

         [(i)  to extend, effective as of ________ __, ____ (the
         "Extension/Repricing Effective Date"), the Termination Date for the Bank under the Credit Agreement referred to above until [date to which the Termination Date for the Bank is extended]; and]

         [(ii) to revise the [Euro-Dollar Margin, CD Margin and Facility Fee Rate] applicable to the [Loans and Commitment] of the Bank, effective upon the Extension/Repricing Effective Date, to be determined in accordance with the attached Pricing Schedule.]

     Terms defined in the Credit Agreement are used herein as therein defined.

         This Extension and/or Repricing Agreement shall be construed in accordance with and governed by the law of the State of New York.


                                  [NAME OF BANK]


                                  By
                                       Title:




          Agreed and accepted:

          SEARS ROEBUCK ACCEPTANCE CORP.


          By
              Title:




                              PRICING SCHEDULE

        Each of ["CD Margin"], ["Euro-Dollar Margin"] and ["Facility Fee Rate"] means: [to be provided in each case].